Exhibit 10.3

Execution Version

AMENDED AND RESTATED

LOCK-UP AGREEMENT

THIS AMENDED AND RESTATED LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of September 18, 2020, by and between Legacy Acquisition Sponsor I LLC, a Delaware limited liability company (“Sponsor”), and Legacy Acquisition Corp., a Delaware corporation (the “Buyer”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

WHEREAS, on or about the date hereof, Buyer, Excel Merger Sub I, Inc., a Delaware corporation and an indirect wholly owned subsidiary of the Buyer and directly owned subsidiary of Merger Sub 2 (“Merger Sub”), Excel Merger Sub II, LLC, a Delaware limited liability company and direct wholly owned subsidiary of the Buyer (“Merger Sub 2”), Onyx Enterprises Int’l Corp., a New Jersey corporation (the “Company”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the Stockholder Representative, entered into that certain Business Combination Agreement (as amended, modified or supplemented from time to time in accordance with the terms thereof, the “Business Combination Agreement”);

WHEREAS, pursuant to the Business Combination Agreement and subject to the terms and conditions thereof, among other matters, (a) Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “First Surviving Company”) as a direct wholly owned Subsidiary of Merger Sub 2, and an indirect wholly owned subsidiary of the Buyer; and (b) the First Surviving Company will merge with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving entity as a wholly owned subsidiary of the Buyer;

WHEREAS, as of the date hereof, Sponsor is a holder of no shares of the Buyer’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) and 7,500,000 shares of the Buyer’s Class F Common Stock, par value $0.0001 per share (the “Class F Common Stock,” and together with the Class A Common Stock, the “Common Stock”); and

WHEREAS, pursuant to the Business Combination Agreement, and in view of the valuable consideration to be received by Sponsor thereunder, the parties desire to enter into this Agreement, pursuant to which all of Sponsor’s Common Stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (collectively, the “Restricted Securities”).

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Lock-Up Provisions.

(a) Sponsor hereby agrees not to, during the period commencing on the Closing Date and ending upon the earlier of (i) the first anniversary of the Closing Date, (ii) the date, following the 180th day after the Closing Date, on which the VWAP of the Class A Common Stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), (iii) the date, following the 270th day after the Closing Date, on which the VWAP of the Class A Common Stock equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), or (iv) the Buyer’s completion of a liquidation, merger, stock exchange or other similar transaction that results in all of the Buyer’s stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property (the “Lock-Up Period”), (x) sell, offer to sell, contract to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidation with respect to or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder with respect to such security, (y) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any such security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (z) publicly announce any intention to effect any transaction specified in clause (x) or (y) (each, a “Prohibited Transfer”). The foregoing sentence shall not apply to the transfer of any or all of the Restricted Securities owned by Sponsor (i) as a distribution to its partners, stockholders or members or (ii) if consented to in advance by the Post-Closing Buyer Board; provided, however, that in the case of clause (i), the permitted transferee must enter into a written agreement agreeing to be bound by these transfer restrictions to the extent and for the duration that such terms remain in effect at the time of such transfer.

“VWAP” means the volume weighted average per share price for the Class A Common Stock on the New York Stock Exchange (or if the Class A Common Stock is not then listed on the New York Stock Exchange, then on such other stock exchange or market on which such shares are then listed) from 9:30 a.m. to 4:00 p.m. Eastern Time for any 20-day trading period, as reported by Bloomberg Financial Markets.

(b) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and the Buyer shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, the Buyer may cause its transfer agent for the Restricted Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Restricted Securities for which Sponsor is the record holder and, in the case of Restricted Securities for which Sponsor is the beneficial holder but not the record holder, Sponsor agrees during the applicable Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Restricted Securities, if such transfer would constitute a violation or breach of this Agreement.

(c) During the applicable Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN AN AMENDED AND RESTATED LOCK-UP AGREEMENT, DATED AS OF SEPTEMBER 18, 2020, BY AND BETWEEN THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(d) For the avoidance of any doubt, Sponsor shall retain all of its rights as a stockholder of the Buyer with respect to the Restricted Securities during the Lock-Up Period, including the right to vote any Restricted Securities, but subject to the obligations under the Business Combination Agreement.

2. Miscellaneous.

(a) Termination of Business Combination Agreement. This Agreement shall be binding upon Sponsor upon Sponsor’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. In the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void, and the parties shall have no obligations hereunder.

(b) Binding Effect; Assignment. This Agreement and the rights, duties and obligations of the Buyer hereunder may not he assigned or delegated by the Buyer in whole or in part. Sponsor may not assign or delegate its rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Restricted Securities to a permitted transferee. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of Sponsor.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Venue; Waiver of Jury Trial. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (I) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION AND (II) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THE AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK.

EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(e) Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail, telecopy, telegram or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail, telecopy, telegram or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Buyer, to: Legacy Acquisition Corp., 1308 Race Street, Suite 200, Cincinnati, OH 45202, Attention: William Finn, email: billfinn@legacyacquisition.com, and, if to Sponsor, to: Legacy Acquisition Sponsor I LLC, 1308 Race Street, Suite 200, Cincinnati, OH 45202, Attention: Darryl McCall, email: darrylmccall@legacyacquisition.com. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 2(e).

(f) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Buyer and Sponsor. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(g) Specific Performance. Sponsor acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Sponsor, money damages will be inadequate and the Buyer will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Sponsor in accordance with their specific terms or were otherwise breached. Accordingly, the Buyer shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Sponsor and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(h) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Ancillary Document.

(i) Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(j) Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

BUYER:

LEGACY ACQUISITION CORP.,
a Delaware corporation

By:	/s/ Edwin J. Rigaud
Name: Edwin J. Rigaud
Title: Chief Executive Officer

SPONSOR:

Legacy Acquisition Sponsor I LLC,
a Delaware limited liability company

By:	/s/ Edwin J. Rigaud
Name: Edwin J. Rigaud
Title: Managing Member

[Signature Page to Amended and Restated Lock-Up Agreement]

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